Exhibit 99.1

Tidewater to Present at the Merrill Lynch Global Energy Conference

NEW ORLEANS, November 1, 2007 – Tidewater Inc. (NYSE: TDW) announced today that Joseph M. Bennett, Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer, will present at the Merrill Lynch Global Energy Conference in New York, New York, on Thursday, November 8, 2007, at approximately 10:55 a.m. Eastern (9:55 a.m. CST). The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available at 3:00 p.m. CST on November 8, 2007. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the PowerPoint™ presentation.

Tidewater Inc. owns 456 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer 504-566-4506

SOURCE: Tidewater Inc.